Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-133110 on Form 424B3 and Nos. 333-133108, 333-143782, 333-159399 and 333-159400 on Form S-8 of American CareSource Holdings, Inc. of our report dated February 28, 2014 relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of American CareSource Holdings, Inc. for the year ended December 31, 2013.

/s/ McGladrey LLP
Des Moines, Iowa
February 28, 2014